Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of International Shipholding Corporation that it is filing immediately after this Current Report on Form 8-K of our report dated February 5, 2013 relating to the financial statements of U.S. United Ocean Services, LLC for the two years ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Warren Averett, LLC

Montgomery, Alabama

September 3, 2013